UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

Design Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40288	82-3929248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6005 Hidden Valley Road Suite 110
Carlsbad, California		92011
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 293-4900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DSGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2025, Design Therapeutics, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 15, 2025, the record date for the Annual Meeting, 56,768,678 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below. Voting results are, where applicable, reported by rounding fractional share voting down to the nearest whole number.

Proposal 1. Election of Directors

The Company’s stockholders elected the three persons listed below as Class I Directors, each to serve until the Company’s 2028 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Heather Berger, Ph.D.	42,402,341	345,797	10,833,440
Rodney Lappe, Ph.D.	32,799,677	9,948,461	10,833,440
John Schmid	42,289,997	458,141	10,833,440

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,577,053	2,731	1,795	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DESIGN THERAPEUTICS, INC.

Date:	June 12, 2025	By:	/s/ Pratik Shah, Ph.D.
Pratik Shah, Ph.D. President, Chief Executive Officer and Chairperson